Exhibit 10.67

U.S. AUTO PARTS NETWORKS, INC.

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT is made as of December 15, 2009, by and among Mehran Nia, an individual, Mehran Nia and Fariba Nia, Trustees of the Nia Living Trust Established September 2, 2004 (the “Trust”) and U.S. Auto Parts Network, Inc., a Delaware corporation (the “Company”). Mr. Nia and the Trust are collectively referred to herein as the “Stockholder.”

RECITALS

WHEREAS, Stockholder has requested that the Company register 2,500,000 shares of Company stock owned by Stockholder (or such lesser number of shares as the SEC permits the Company to register) (“Registrable Shares”); and

WHEREAS, in order to induce the Company to register the Registrable Shares, Stockholder agrees to not sell Five Hundred Thousand (500,000) shares of the Company’s Common Stock held by Stockholder, exclusive of the Registrable Shares owned by Stockholder (the “Lock-up Shares”) for a period of two (2) years from the date hereof (“Lock-up Period”); and

WHEREAS, the Stockholder and the Company hereby agree that this Agreement shall govern such registration rights and the Lockup Period.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

SECTION 1. REGISTRATION

The Company agrees to use its commercially reasonable best efforts to file a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) to register the Registrable Shares within fifteen (15) days after the date of this Agreement. The Company shall use its commercially reasonable best efforts to cause such registration statement to be declared effective and to keep such registration statement effective until the earlier of (i) the third anniversary of the effective date of the S-3 registration statement, or (ii) the date on which all of the shares held by the Stockholder may be sold without restriction on volume or manner of sale, or other restriction as may be setforth under Rule 144 promulgated under the Securities Act of 1933 as amended or such successor provision (“Rule 144”) (the “Termination Date”). The Company shall, upon receipt of written notice and supporting documentation from the Stockholder that it is no longer subject to Rule 144, use its commercially reasonable best efforts to cause a legal opinion to be issued authorizing removal of any legend from the Registrable Shares; except that the legend on the Lockup Shares described in paragraph 2(a) herein, shall remain on the stock certificate until the end of the Lock-up Period. The Company agrees to use its commercially reasonable best efforts to file any post-effective amendments as may be required or requested by the SEC, and to make all such other filings under applicable blue sky or other state securities laws as the Company deems necessary to permit the sale of the Registrable Shares in California pursuant to such registration statement until the Termination Date. The Company shall bear all costs of such registration, other than the Stockholder’s attorneys’ fees, taxes and commissions and discounts related to the Registrable Shares, all of which shall be borne by the Stockholder. Once the registration statement covering the Registrable Shares is declared effective and remains effective, Stockholder may sell any or all of the Registrable Shares from time to time until the Termination Date.

SECTION 2. LOCK-UP AGREEMENT

Scope of Lock-up. The Lock-up Shares shall consist of Five Hundred Thousand (500,000) shares of the Company’s Common Stock held by the Stockholder provided, however, to the extent the number of Registrable Shares is less than 2,500,000 shares of common stock, then the number of Lockup Shares shall be proportionally reduced to consist of twenty (20%) percent of the Registrable Shares. Except for transfers in accordance with this Agreement, the Stockholder agrees to not sell, transfer, assign or otherwise dispose of the Lock-up Shares during the Lock-up Period without the prior written consent of the Company; Stockholder shall deliver the stock certificate bearing the legend set forth below to the Company. The Stockholder shall maintain all voting rights and other ownership rights, including rights to any dividends with respect to the Restricted Shares, during the Restricted Share Lockup Period. Notwithstanding the foregoing, the Stockholder may transfer Lock-up Shares to any of the following (a “Transferee”): (i) by beneficiary designation, will or intestate succession or (ii) to the Immediate Family (as defined below) of such Stockholder or to a trust established by the Stockholder for the benefit of the Stockholder or the Stockholder’s Immediate

Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement as though such Transferee were the Stockholder hereunder. For the purposes of this Agreement, the term “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

(a) Legends. All certificates evidencing Lock-up Shares shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE,”

SECTION 3. CERTIFICATES; OTHER RESTRICTIONS

(a) Delivery of Certificate. Subject to the terms hereof, Stockholder shall deliver to the Company at the time of the execution of this Agreement, and the Company shall hold in escrow the previously issued stock certificate(s) representing the Lock-up Shares. Stockholder shall not dispose of the Lockup Shares except as otherwise provided in this Agreement. At such time as the Lock-up Shares are no longer subject to the Company’s Lock-up Period, the Company shall, at the written request of the Stockholder, deliver to the Stockholder (or any Transferee) a certificate representing such Lock-up Shares without the legend set forth in paragraph 2(a) hereof.

(b) Rights of the Company. The Company shall not be required to (i) transfer on its books any Lock-up Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Lock-up Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Lock-up Shares have been transferred in contravention of this Agreement.

SECTION 4. GENERAL PROVISIONS

(a) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day (provided, however, that a copy of such notice shall be sent within one business day after the fax transmission via a nationally recognized overnight courier as provided below); (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, charges prepaid, with written verification of receipt. All communications shall be sent to the address set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes in its entirety all prior undertakings and agreements of the Company and Stockholder with respect to the subject matter hereof.

(c) No Employment or Service Contract. Nothing in this Agreement shall confer upon Stockholder any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary of the Company employing or retaining Stockholder) or of Stockholder, which rights are hereby expressly reserved by each, to terminate Stockholder’s service at any time for any reason, with or without cause.

(d) Further Actions. The parties hereby agree to take whatever such actions and execute any additional documents they may deem reasonably necessary in order to carry out the terms and provisions of this Agreement.

(e) Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, whether written or oral. This Agreement may only be amended with the written consent of both the Stockholder and the Company. No oral waiver or amendment shall be effective under any circumstances whatsoever.

(f) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, as applied to agreements among California residents entered into and performed entirely within California.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(h) Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Stockholder, any successor trustee or trust, the Stockholder’s permitted assigns and legal representatives, heirs and legatees of the Stockholder’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

(i) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(k) Tax Advice. The Stockholder has relied upon his own tax and legal advisors in connection with this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first indicated above.

Signatures On Next Page

COMPANY:
U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Shane Evangelist
Shane Evangelist, Chief Executive Officer

Address:	17150 South Margay Avenue Carson, CA 90746 Fax No. (310) 735-0553 Attn: Chief Executive Officer

STOCKHOLDER:

/s/ Mehran Nia
MEHRAN NIA, an individual

MEHRAN NIA AND FARIBA NIA, TRUSTEES OF THE NIA LIVING TRUST ESTABLISHED SEPTEMBER 2, 2004

By:	/s/ Mehran Nia
Mehran Nia, Trustee

By:	/s/ Fariba Nia
Fariba Nia, Trustee

Address of Stockholder:

Fax No.
Attn: Mr. Mehran Nia